Exhibit 11.0

                      PULASKI BANCORP, INC. AND SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
              -----------------------------------------------------




                                                 Three Months Ended
                                                    March 31, 2002
                                              ---------------------------

Net income                                               $  349,097
                                                         ----------

Weighted average shares outstanding:
    Basic                                                 1,914,553
    Plus:  Common stock equivalents                          30,699
                                                          ---------
    Diluted                                               1,945,252
                                                          ---------

Earnings per share:
    Basic                                                $     0.18
    Diluted                                              $     0.18




















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